Exhibit 2
                        SETTLEMENT AGREEMENT AND RELEASES

                  This Settlement Agreement and Releases ("Agreement") is entered into as of this 14th day of February, 1996 by and among Grassroots Cable Systems, Inc., a New Hampshire corporation ("Borrower"), W. Robert Felder ("R. Felder"),Phoenix Leasing Incorporated, a California corporation, Phoenix Leasing Cash Distribution Fund III, a California limited partnership, Phoenix Leasing Cash Distribution Fund IV, a California limited partnership, Phoenix Income Fund, L.P., a California limited partnership, and Phoenix Grassroots Cable Systems, L.L.C., a Delaware limited liability company ("Phoenix Grassroots"), with reference to the following facts.

                                    RECITALS

                  A. Borrower owns cable television systems located in, among other areas, the Maine counties of Franklin, Hancock, Kennebec, Knox, Oxford and Penobscot and the New Hampshire counties of Carroll, Coos, Grafton, Merrimack, Strafford and Sullivan (individually and collectively referred to as the "Systems").

                  B. On or about November 7, 1989, Borrower made, executed and delivered to Citizens Savings Bank ("Citizens") its revolving credit and term loan agreement ("Senior Loan Agreement"). Under the terms of said Senior Loan Agreement, Citizens agreed to make various advances of money to Borrower, provided Borrower complied with the various terms and conditions of the Senior Loan Agreement.

                  C. Contemporaneously with its execution of the Senior Loan Agreement, Borrower executed its revolving credit and term note secured by security agreement and other collateral ("Senior Note") in favor of Citizens. Pursuant to the terms of the Senior Loan Agreement and Senior Note, Citizens made advances of money to Borrower in the principal sum of $6,499,000.

                  D. On or about October 30, 1990, Borrower made, executed and delivered to Citizens its first amendment to revolving credit and term loan agreement ("First Amendment to Senior Loan Agreement"). Contemporaneously with its execution of the First Amendment to Senior Loan Agreement, Borrower executed its amended revolving credit and term note secured by a security agreement and other collateral ("Amended Senior Note").

                  E. On or about October 13, 1992, Borrower made, executed and delivered to Citizens its second amendment to revolving credit and term loan agreement ("Second Amendment to Senior Loan Agreement").


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



                  F. On or about November 16, 1992, Borrower made, executed and delivered to Citizens its third amendment to revolving credit and term loan agreement ("Third Amendment to Senior Loan Agreement").

                  G. On or about March 31, 1994, Borrower, R. Felder and Marsha Felder ("M. Felder") made, executed and delivered to Citizens their forbearance agreement ("Forbearance Agreement"). In the Forbearance Agreement, Borrower acknowledged, inter alia, that it was obligated to pay to Citizens the full amount of the obligations owed to Citizens under the Senior Loan Agreement, Senior Note, First Amendment to Senior Loan Agreement, Amended Senior Note, Second Amendment to Senior Loan Agreement and Third Amendment to Senior Loan Agreement as a result of the defaults which had occurred thereunder.

                  H. On or about March 8, 1995, Borrower, R. Felder, and M. Felder made, executed and delivered to Citizens their second forbearance agreement ("Second Forbearance Agreement to Senior Loan Agreement").

                  I. That pursuant to the terms of the Second Forbearance Agreement to Senior Loan Agreement, Citizens agreed, inter alia, to forbear from collecting the outstanding obligations owed by Borrower to Citizens pursuant to the terms of the Senior Loan Agreement, Senior Note, First Amendment to Senior Loan Agreement, Amended Senior Note, Consent Agreements, Second Amendment to Senior Loan Agreement, Third Amendment to Senior Loan Agreement and First Forbearance Agreement to Senior Loan Agreement until no later than June 30, 1995. The Senior Loan Agreement, Senior Note, First Amendment to Senior Loan Agreement, Amended Senior Note, Consent Agreements, Second Amendment to Senior Loan Agreement, Third Amendment to Senior Loan Agreement, First Forbearance Agreement to Senior Loan Agreement and Second Forbearance Agreement to Senior Loan Agreement and all documents and instruments executed in connection therewith and related thereto shall hereinafter be referred to as the "Senior Secured Loan Documents."

                  J. On September 26, 1995, Phoenix Leasing Cash Distribution Fund III, a California limited partnership of which Phoenix Leasing Incorporated is a general partner, was allegedly assigned all of Citizens' right, title and interest in the Senior Secured Loan Documents. Thereafter, on September 28 and September 29, 1995, Phoenix Leasing Cash Distribution Fund III gave notice of said assignment to Borrower, R. Felder and M. Felder, and demanded that Borrower pay to Phoenix Leasing Cash Distribution Fund III all of the outstanding obligations owed by Borrower under the terms of the Senior Secured Loan Documents on or before October 5, 1995. Subsequent to September 29, 1995, Phoenix Leasing Cash Distribution Fund III's interest in the


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



Senior Secured Loan Documents was allegedly assigned, in part, to Phoenix Income Fund L.P. and Phoenix Leasing Cash Distribution Fund IV, both of which are also California limited partnerships in which Phoenix Leasing Incorporated is the general partner.
Borrower failed to pay said sums.

                  K. On or about November 7, 1989, Borrower made, executed and delivered to Phoenix Leasing Incorporated its subordinated loan agreement ("Subordinated Loan Agreement"). Under the terms of said Subordinated Loan Agreement, Phoenix Leasing Incorporated agreed to make various advances of money to Borrower, providing Borrower complied with the various terms and conditions of the Subordinated Loan Agreement.

                  L. Contemporaneously with its execution of the Subordinated Loan Agreement, Borrower executed its promissory note ("Subordinated Note") in favor of Phoenix Leasing Incorporated. Subsequent to November 7, 1989, Phoenix Leasing Incorporated allegedly assigned its interest in the Subordinated Loan Agreement and Subordinated Note to Phoenix Leasing Cash Distribution Fund III, Phoenix Income Fund L.P. and Phoenix Leasing Cash Distribution Fund IV, all of which are California limited partnerships in which Phoenix Leasing Incorporated is the general partner.

                  M. On or about November 30, 1990, Borrower made, executed and delivered to Phoenix Leasing Incorporated its first amendment to loan agreement ("First Amendment to Subordinated Loan Agreement"). The Subordinated Loan Agreement, Subordinated Note and First Amendment to Subordinated Loan Agreement are hereinafter collectively referred to as the "Subordinated Secured Loan Documents."

                  N. Pursuant to the terms of the Subordinated Secured Loan Documents, Phoenix Leasing Incorporated made advances of money to Borrower in the principal sum of $2,240,019.41.

                  O. Borrower breached the terms of the Subordinated Secured Loan Documents by, inter alia, failing to pay the entire monthly payment of interest due thereunder on February 1, 1993, and all subsequent monthly payments and by failing to make the payments required to be made pursuant to the terms of the Senior Loan, as that term is defined in the Subordinated Loan Agreement.

                  P. That in order to secure repayment of all amounts owed to Citizens under the terms of the Senior Secured Loan Documents, on or about
November 7, 1989, Borrower executed a security agreement ("Senior Security Agreement"). That on September 26, 1995, all of Citizen's interest in the Senior Security Agreement was allegedly assigned to Phoenix Leasing Cash Distribution Fund III, of which Phoenix Leasing Incorporated is


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



the general partner and the holder thereof. Subsequent to September 29, 1995, Phoenix Leasing Cash Distribution Fund III's interest in the Senior Security Agreement was allegedly assigned, in part, to Phoenix Income Fund L.P. and Phoenix Leasing Cash Distribution Fund IV, both of which are California limited partnerships in which Phoenix Leasing Incorporated is the general partner.

                  Q. That in order to further secure repayment of all amounts owed to Citizens under the terms of the Senior Secured Loan Documents, on or about December 20, 1991, Borrower executed and delivered to Citizens a collateral assignment of insurance policy issued by the Travelers Insurance Company, in favor of Felder as insured ("Collateral Assignment"). That on September 26, 1995, all of Citizen's interest in the Collateral Assignment was allegedly assigned to Phoenix Leasing Cash Distribution Fund III, of which Phoenix Leasing Incorporated is the general partner and the holder thereof. Subsequent to September 29, 1995, Phoenix Leasing Cash Distribution Fund III's interest in the Senior Security Agreement was allegedly assigned, in part, to Phoenix Income Fund L.P. and Phoenix Leasing Cash Distribution Fund IV, both of which are California limited partnerships in which Phoenix Leasing Incorporated is the general partner.

                  R. That in order to secure repayment of all amounts owed to Phoenix Leasing Incorporated under the terms of the Subordinated Secured Loan Documents, on or about November 7, 1989, Borrower executed a security agreement ("Subordinated Security Agreement").

                  S. In order to induce Citizens to extend or grant credit to Borrower, R. Felder executed, in writing, and delivered to Citizens, his continuing guaranty, whereby R. Felder agreed to pay to Citizens an amount equal to all credit advanced by Citizens to Borrower ("Citizens Guaranty"). Citizens allegedly assigned to Phoenix Leasing Cash Distribution Fund III, of which Phoenix Leasing Incorporated is the general partner, all of its right, title and interest in the Citizens Guaranty. Subsequent to September 29, 1995, Phoenix Leasing Cash Distribution Fund III's interests in the Senior Security Agreement and Citizens Guaranty were allegedly assigned, in part, to Phoenix Income Fund L.P. and Phoenix Leasing Cash Distribution Fund IV, both of which are California limited partnerships in which Phoenix Leasing Incorporated is the general partner.

                  T. In order to induce Borrower to extend or grant credit to Borrower, R. Felder executed, for valuable consideration, in writing, and delivered to Phoenix Leasing Incorporated, his continuing guaranty, ("Phoenix Guaranty"). Subsequent to November 7, 1989, Phoenix Leasing Incorporated assigned its interest in the Phoenix Guaranty to Phoenix Leasing Cash Distribution Fund III, Phoenix Income Fund L.P. and Phoenix Cash Distribution Fund IV, all of which are California limited partnerships in which Phoenix Leasing Incorporated is the general partner.

                  U. On or about November 7, 1989, R. Felder and M. Felder made, executed and delivered to Citizens their Stock Pledge Agreement ("Citizens Stock Pledge"). All of Citizens' right, title and interest in the Citizens Stock Pledge was allegedly assigned to Phoenix Leasing Cash Distribution Fund III, of which Phoenix Leasing Incorporated is the general partner. Subsequent to September 29, 1995, Phoenix Leasing Cash Distribution Fund III's interest in the Citizens Stock Pledge was allegedly assigned, in part, to Phoenix Income Fund L.P. and Phoenix Leasing Cash Distribution Fund IV, both of which are California limited partnerships in which Phoenix Leasing Incorporated is the general partner.


                  V. On or about November 7, 1989, R. Felder and M. Felder made, executed and delivered to Phoenix Leasing Incorporated their stock pledge agreement ("Phoenix Stock Pledge"). Subsequent to November 7, 1989, Phoenix Leasing Incorporated has assigned its interest in the Phoenix Stock Pledge to Phoenix Leasing Cash Distribution Fund III, Phoenix Income Fund L.P. and Phoenix Cash Distribution Fund IV, all of which are California limited partnerships in which Phoenix Leasing Incorporated is the general partner.

                  W. Felkon made, executed and delivered to Borrower its substituted promissory note dated as of June 30, 1990, in the principal amount of $165,445.76 ("Felkon Note"). The Felkon Note provided, inter alia, that Felkon would pay to Borrower the amounts due thereunder on or before June 30, 1995. That on or about April 19, 1994, Borrower assigned all of its interest in the Felkon Note to Citizens pursuant to a written assignment. That on September 26, 1995, Citizens allegedly assigned to Phoenix Leasing Cash Distribution Fund III, of which Phoenix Leasing Incorporated is a general partner, all of Citizens' right, title and interest in the Felkon Note. On September 29, 1995, Phoenix Leasing Cash Distribution Fund III gave notice of said assignment to Felkon and demanded that Felkon pay to Phoenix Leasing Cash Distribution Fund III all of the outstanding obligations owed by Felkon under the terms of the Felkon Note to Phoenix Leasing Cash Distribution Fund III on or before October 5, 1995. Subsequent to September 29, 1995, Phoenix Leasing Cash Distribution Fund III's interest in the Felkon Note was allegedly assigned, in part, to Phoenix Income Fund, L.P. and Phoenix Leasing Cash Distribution IV, both of which are also

California limited partnerships in which Phoenix Leasing Incorporated is the general partner.

                  X. Felkon breached the terms of the Felkon Note by failing to pay the entire amount due thereunder on June 30, 1995.

                  Y. That in order to secure repayment of the amounts owed under the terms of the Felkon Note, on or about April 20, 1994, Felkon executed a security agreement ("Felkon Security Agreement") in favor of Citizens. That on September 26, 1995, Citizens allegedly assigned to Phoenix Leasing Cash Distribution Fund III, of which Phoenix Leasing Incorporated is a general partner, all of Citizens' right, title and interest in the Felkon Security Agreement. Subsequent to September 29, 1995, Phoenix Leasing Cash Distribution Fund III's interest in the Felkon Security Agreement was allegedly assigned, in part, to Phoenix Income Fund L.P. and Phoenix Leasing Cash Distribution Fund IV, both of which are California limited partnerships in which Phoenix Leasing Incorporated is the general partner.

                  Z. The Senior Secured Loan Documents, Senior Security Agreement, Citizens Stock Pledge, Collateral Assignment, Subordinated Secured Loan Documents, Subordinated Security Agreement, and Phoenix Stock Pledge and any and all documents and instruments executed in connection therewith and/or related thereto (except for the Citizens Guaranty and Phoenix Guaranty) shall be individually and collectively referred to as the "Loan Documents." The Felkon Note and Felkon Security Agreement and any and all documents related thereto shall hereinafter collectively be referred to as the "Felkon Loan Documents."

                  AA. The Loan Documents are secured by valid security interests in all of Borrower's assets ("Collateral"), including, but not limited to (I) the Systems; (ii) those certain franchises more particularly described in Exhibit "A" attached hereto and incorporated herein ("Franchises"); and (iii) the certain leases more particularly described in Exhibit "B" attached and incorporated herein ("Leases").

                  BB. That subsequent to November 1, 1995, the Loan Documents, Felkon Loan Documents, Citizens Guaranty and Phoenix Guaranty were assigned by Phoenix Leasing Cash Distribution Fund III, Phoenix Income Fund L.P. and Phoenix Leasing Cash Distribution Fund IV to Phoenix Grassroots. Phoenix Leasing
Incorporated, Phoenix Leasing Cash Distribution Fund III, Phoenix Income Fund L.P. and Phoenix Leasing Cash Distribution Fund IV are hereinafter collectively referred to as "Phoenix".

                  CC. Borrower and R. Felder, and Felkon are currently in default of the performance of their obligations to Phoenix Grassroots. By virtue of said defaults, Phoenix Leasing Cash


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



Distribution Fund III previously accelerated the unpaid balance of all indebtedness owed by Borrower under the terms of the Loan Documents and declared all obligations and indebtedness of Borrower thereunder to be immediately due, owing and payable.

                  DD. As of January 31, 1996, the unpaid principal balance allegedly owed under the terms of the Senior Secured Loan Documents is $6,743,042.85, plus interest, late charges and other unpaid costs and expenses, including attorneys' fees and costs all of which continue to accrue and the unpaid principal balance owed under the terms of the Subordinated Secured Loan Documents allegedly is $6,310,846.08 plus interest, late charges, other unpaid costs and expenses, including attorneys' fees and costs and other amounts due thereunder, all of which continue to accrue (all of which are individually and collectively referred to as the "Phoenix Obligations"). That as of January 31, 1996, the unpaid principal balance allegedly owed under the Felkon Loan Documents is $257,819.64, plus interest, late charges and other unpaid costs and expenses, including attorneys' fees and costs and other amounts due thereunder, all of which continue to accrue (the "Felkon Obligations").

                  EE. On October 12, 1995, Phoenix Leasing Incorporated filed a complaint and expedited motion for appointment of receiver in the United States District for District of New Hampshire, Case No. C-95-496-B ("the Federal Court Action"), seeking to, inter alia, enforce the terms of the Loan Documents and to have a receiver appointed over Borrower.

                  FF. After a review of the options and alternatives, Borrower and R. Felder hereby request Phoenix Grassroots to accept transfer of the Collateral in full satisfaction of the Phoenix Obligations.

                  GG. Phoenix and Phoenix Grassroots are willing to agree to the transfer of the Collateral to Phoenix Grassroots in full satisfaction of the Phoenix Obligations, provided that Borrower and R. Felder, and each of them, enter into this Agreement and specifically acknowledge the defaults of Borrower to Phoenix and Phoenix Grassroots and make certain representations, warranties, waivers and agreements, and satisfy all conditions precedent to the effectiveness of this Agreement as provided for below.

                  NOW, THEREFORE, in consideration of the above Recitals and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:



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



                                    AGREEMENT

                  1. Recitals and Loan Documents. The Recitals are incorporated herein by this reference, as are all exhibits and schedules. Phoenix Grassroots, Phoenix, Borrower and R. Felder agree that the information set forth in Recitals A through DD, inclusive, is true and correct; provided, however, that as to transactions between Citizens and the various Phoenix affiliates and transactions among the various Phoenix affiliates, Borrower and R. Felder have no direct or independent knowledge concerning those transactions. All terms not defined herein shall have the meanings given them in the Loan Documents.

                  2. Acknowledgment. As of the Closing Date, Borrower and R. Felder, and each of them, acknowledge that they are in default under the Loan Documents, Citizens Guaranty and Phoenix Guaranty according to their terms and that all said amounts have been accelerated and are immediately due and payable in full. As of the Closing Date, Borrower and R. Felder, and each of them, agree not to cause any abatement, postponement or termination of enforcement proceedings with respect to the Loan Documents, Citizens Guaranty and Phoenix Guaranty.

                  3. Conditions Precedent. The "Closing Date" shall mean the date on which Phoenix and Phoenix Grassroots shall have received all of the following documents, agreements, certificates and other instruments, in a form satisfactory to Phoenix and Phoenix Grassroots in their sole and absolute discretion, opinion and judgment, or the following having occurred:

                           A. The original  Borrower Bill of Sale (as defined in
Section 4 below), in the form attached hereto as Exhibit "C" and incorporated herein, fully executed and acknowledged;

                           B. The  original  Assignment(s)  of Cable  Television
Franchise ("Assignment(s) of Franchises") in the form attached hereto as Exhibit "D" and incorporated herein, fully executed and acknowledged;

                           C. The original  Assignment(s)  of Leases,  Easements
and Pole Attachments Agreements ("Assignment(s) of Lease") in the form attached hereto as Exhibit "E" and incorporated herein, fully executed and acknowledged;

                           D.  Applications  for transfers  and/or  transfers of
certificates of title, registrations and/or evidence of ownership pertaining to any vehicles owned by Borrower;

                           E.   The   original   Environmental   Agreement   and
Indemnification ("Environmental Indemnification"), in the form


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



attached hereto as Exhibit "F" and incorporated herein, fully executed and acknowledged;

                           F. The  original  Covenant Not to Compete (as defined
in Section 4 below), in the form attached hereto as Exhibit "G" and incorporated herein, fully executed and acknowledged;

                           G. The  original  Subscriber  Report and  Receivables
Certificate (as defined in Section 6 below), in the form attached hereto as Exhibit "H" and incorporated herein, fully executed and acknowledged;

                           H. A resolution of Borrower  evidencing  approval and
authorization of the transactions contemplated hereunder and of the execution, delivery and performance of this Agreement, and each of the documents and instruments to be executed and/or delivered by Borrower;

                           I. The  completion of all  recordings  and filings as
may be reasonably necessary or, in the opinion of Phoenix or Phoenix Grassroots, to complete the transfer of all right, title and interest in the Collateral to Phoenix Grassroots;

                           J.  A  certificate  of  good  standing  showing  that
Borrower is in good standing under the laws of the state of its incorporation and/or formation and certificates indicating that Borrower qualified to transact business;

                           K. The favorable  opinion of counsel to Borrower,  as
to due authorization under applicable New Hampshire law and proper execution of this Agreement and the documents and instruments executed in connection herewith and any related agreements or instruments;

                           L. The delivery by Borrower to Phoenix  Grassroots of
evidence reasonably satisfactory to counsel for Phoenix and Phoenix Grassroots that the Borrower has delivered the notices, proposed resolutions, and/or consents which Phoenix and Phoenix Grassroots have required Borrower to send to each of the towns or communities described in Exhibit "I" attached hereto;

                           M. The  original M.  Felder  Release  Agreement  ("M.
Felder Release Agreement"), in the form attached hereto as Exhibit "J", fully executed; and



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



                           N.  The  original  Felkon  Settlement  Agreement  and
Releases, in the form attached hereto as Exhibit "K", fully executed.


                  4. Transfer of Collateral in Full Satisfaction of the Obligations.

                           A.  Subject  to the  terms  and  conditions  of  this
Agreement and in partial consideration of the satisfaction of the Phoenix Obligations, upon the Closing Date, Borrower shall transfer to Phoenix Grassroots all right, title and interest in all of the Collateral in full satisfaction of the Phoenix Obligations. Borrower and R. Felder, and each of them, specifically acknowledge and agree that such transfer of the Collateral in full satisfaction of the Phoenix Obligations is a benefit to Borrower and R. Felder, and each of them, and that Phoenix and Phoenix Grassroots are acting in good faith. Borrower shall execute and deliver to Phoenix Grassroots that certain bill of sale ("Borrower Bill of Sale"), Exhibit "C" hereto, which Borrower Bill of Sale provides, in part, that Borrower sells, transfers, assigns, conveys and delivers to Phoenix Grassroots all of its right, title and interest in the Collateral.

                           B. Borrower and R. Felder,  and each of them,  hereby
waive and renounce any right that they may have to notice of any proposals to transfer the Collateral in full satisfaction of the Phoenix Obligations, including, but not limited to, any notice required under Uniform Commercial Code section 9505 and/or any notice requirement under California, New Hampshire, Maine, or any other state law, and any notice requirement contained in the Loan Documents, Citizens Guaranty and Phoenix Guaranty and agree that any notice requirement shall be deemed to have occurred and been satisfied, fulfilled, terminated and waived by Borrower and R. Felder, and each of them. Borrower and
R. Felder, and each of them, further waive and renounce any right they may have to object to such transfer of the Collateral to Phoenix Grassroots. Borrower and
R. Felder, and each of them, further waive and renounce any and all rights they may have to redeem the Collateral. Borrower and R. Felder, and each of them, hereby specifically agree and acknowledge that all such waivers are made after default.

                           C. Borrower and R. Felder,  and each of them,  hereby
acknowledge and agree that Borrower has, without duress, voluntarily and freely relinquished possession and control of the Collateral to Phoenix Grassroots. Borrower and R. Felder, and each of them, hereby consent and authorize Borrower to turn over possession of the Collateral to Phoenix Grassroots upon the Closing Date.

                           D.  Borrower  and  R.  Felder,   and  each  of  them,
acknowledge and agree that Phoenix Grassroots has a legal right to accept transfer of the Collateral from Borrower, and that such transfer shall remain validly perfected, proper in all respects, and full force and effect.

                           E. As of the Closing  Date,  Borrower  and R. Felder,
and each of them, agree not to object to the transfer of the Collateral to Phoenix Grassroots nor to invoke or obtain legal or equitable relief, whether injunctive relief or otherwise, in order to abate, postpone or terminate such transfer. As of the Closing Date, Borrower and R. Felder, and each of them, hereby relinquish any right they may have to prevent the transfer of the Collateral to Phoenix Grassroots, and acknowledge Phoenix Grassroots shall have an absolute right to accept transfer of the Collateral in consideration of the forgiveness of the Phoenix Obligations.

                           F.  Borrower  and  R.  Felder,   and  each  of  them,
specifically acknowledge and agree that the transfer of the Collateral to Phoenix Grassroots in full satisfaction of the Phoenix Obligations constitutes a full and complete transfer of all right, title and interest in and to the Collateral in exchange for reasonably equivalent value and made in good faith, by and between Borrower and R. Felder, on the one hand, and Phoenix and Phoenix Grassroots, on the other hand.

                           G.  The  transfer  of  the   Collateral   to  Phoenix
Grassroots shall be immediate and absolute and, after the Closing Date, neither Borrower nor R. Felder shall have (and none of them reserves) any right, title or interest of any kind whatsoever in or to the Collateral including, without limitation, any legal, beneficial or equitable interest, all of which are negated on the Closing Date. Borrower and R. Felder, and each of them, represent and warrant that the transfer of the Collateral is absolute and that Borrower and R. Felder do not have equitable or other liens on the Collateral and that the Borrower Bill of Sale, Assignment(s) of Franchises and Assignment(s) of Lease are not in any way to be construed as an equitable or other lien. Borrower and R. Felder, and each of them, hereby waive and release (to the maximum extent permitted by law) any and all equitable, legal, beneficial or other rights, titles or interests, if any, which Borrower and R. Felder, might have or otherwise have had after the Closing Date in connection with the Collateral.

                           H. Borrower and R. Felder,  and each of them,  hereby
represent and warrant, to the best of their knowledge, that the value of the Collateral is substantially less than the total outstanding balance of the Phoenix Obligations. Borrower and R. Felder, Phoenix and Phoenix Grassroots further specifically and individually agree that the valuation of the

Collateral has been fairly, justly and impartially established in open negotiations between the parties, without duress of any kind, and as a result of Borrower's voluntary offer to permit Phoenix and Phoenix Grassroots to strictly foreclose upon the Collateral in exchange for the forgiveness of the Phoenix Obligations, following the inability of Borrower and R. Felder and their agents and representatives to locate a willing and able buyer in the open market for the Collateral at a purchase price greater than or equal to the sum of the Phoenix Obligations.

                           I.  Subsequent  to the Closing Date,  Borrower  shall
obtain and deliver to Phoenix Grassroots written consents, approvals, notifications, assignments and other documents and agreements from various persons or entities with respect to franchises substantially in the form of Exhibit "M" attached hereto and incorporated herein (the "Franchise Consents"), which Borrower was not able to deliver to Phoenix and Phoenix Grassroots on the Closing Date. Subsequent to the Closing Date, Borrower shall cooperate with Phoenix Grassroots in order to obtain written consents necessary for the operation of the Systems, and approvals and authorizations from the Federal Communications Commission and agreements for the use of head-end sites and public utility and municipal facilities, including, without limitation, all necessary leases, pole attachment contracts, railroad crossing permits, easements and use permits (collectively referred to as the "Other Consents"). Borrower shall not incur any expense in obtaining the Other Consents.

                           J. Borrower and R. Felder,  and each of them,  hereby
represent and warrant to Phoenix and Phoenix Grassroots, and Phoenix and Phoenix Grassroots are relying thereon, that all of Borrower's debts, obligations and liabilities, including, but not limited to, all wages, salaries, bonuses, overtime pay, vacation pay, holiday pay, payroll taxes, employment fees, employment contracts, pension plan benefits, deferred compensation plan benefits, hospitalization benefits, life benefits, disability benefits, health insurance plan benefits or other employee benefits (except as to Phoenix and Phoenix Grassroots) are set forth on Exhibit "O" attached hereto and incorporated herein. Borrower and R. Felder, and each of them, shall defend and hold Phoenix and Phoenix Grassroots harmless from and against any and all suits, claims, liabilities, losses, damages and costs, including attorneys' fees, interest and penalties, incurred by Phoenix and/or Phoenix Grassroots as a result of or in connection with any liability for any amount of such debts, obligations and liabilities which are not disclosed on Exhibit "O" attached hereto and incorporated herein.

                           K. Except as  specifically  and  expressly  stated in
this Agreement, Phoenix and/or Phoenix Grassroots does not directly or indirectly assume any liability or responsibility for the performance, payment, discharge or other resolution of any liability, obligation, indebtedness, litigation, action, proceeding, contract, lien, security interest, encumbrance, claim or other problem or matter which has been created or assumed by Borrower or which Borrower is involved in including, but not limited to, any wages, salaries or overtime pay, bonuses, vacation pay or holiday pay, payroll taxes, employment fees, employment contracts (or the retention or employment of any of Borrower's employees) and other benefits owing from Borrower, including, but not limited to, pension plans, deferred compensation plans, hospitalization, life, disability, health insurance plan or other employee benefit plan. In the event that any claim is made against Phoenix and/or Phoenix Grassroots by any third party seeking to impose liability on Phoenix and/or Phoenix Grassroots for the performance, payment, discharge or other resolution for any of the aforementioned liabilities, nothing contained in this section 4K. shall be construed as an agreement by Borrower and/or R. Felder to indemnify Phoenix and/or Phoenix Grassroots against any such claims made by any third party.

                           L.       In the event this Agreement is set aside for
any reason whatsoever and Phoenix and/or Phoenix Grassroots are required to return or restore any of the Collateral transferred to Phoenix and Phoenix Grassroots, or any portion thereof, then (I) all liabilities, obligations and indebtedness under the Loan Documents, Phoenix Guaranty and Citizens Guaranty shall automatically be revived, reinstated and restored and shall exist as though the transfer of the Collateral in satisfaction of Phoenix Obligations had never occurred, to the extent of the fair market value of the Collateral returned and/or transferred; and (ii) all payments made by Phoenix and/or Phoenix Grassroots to the Borrower and/or R. Felder, if any hereunder, shall forthwith be refunded and paid to Phoenix and/or Phoenix Grassroots to the extent of the fair market value of the Collateral returned and/or transferred.

                           M.  Borrower  and  R.  Felder,   and  each  of  them,
acknowledge and agree that:

                                    (1) As a consequence  of the transfer of the
Collateral in full satisfaction of the Phoenix Obligations described in this Agreement, Phoenix and/or Phoenix Grassroots must file a Form 1099A with the Internal Revenue Service which (among other things) may require Phoenix and/or Phoenix Grassroots to report any forgiveness of debt to Borrower;

                                    (2) The transfer of the  Collateral  in full
satisfaction of the Phoenix Obligations is a compromise by Phoenix and Phoenix Grassroots which, among other things, considers the fact that Phoenix and Phoenix Grassroots were entitled to be paid under the Loan Documents in cash, without Phoenix and Phoenix Grassroots having to incur the significant carrying costs and risks associated with the Collateral; and

                                    (3) Each party accepts the risks  associated
with the valuation of Borrower's assets and the Collateral and Borrower and R. Felder, and each of them, shall have no right to any proceeds from any sale made by Phoenix Grassroots of the assets of Borrower and/or the Collateral.

                           N. Borrower and R. Felder, and each of them, confirm,
acknowledge and agree that all of Borrower's right, title and interest in and to the Collateral owned by Borrower upon the Closing Date is being transferred to Phoenix and Phoenix Grassroots and that Borrower holds no right, title or interest in the Collateral. Should any party discover subsequent to the Closing Date that any property of Borrower was not included in the Collateral transferred to Phoenix and Phoenix Grassroots, Borrower and R. Felder, and each of them, hereby confirm, acknowledge and agree that they will immediately take such action and execute such documents and instruments deemed necessary or advisable by Phoenix and/or Phoenix Grassroots, in their sole and absolute discretion, opinion and judgment, to transfer title to such omitted Collateral. Borrower and R. Felder, and each of them, acknowledge and agree that they will indemnify and hold Phoenix and Phoenix Grassroots harmless from any costs and expenses incurred by Phoenix and Phoenix Grassroots including, but not limited to, attorneys' fees, in the event that it is necessary for Phoenix Grassroots and/or Phoenix to take additional steps to obtain title to such omitted Collateral, but only if such additional steps are necessitated by a failure of Borrower and R. Felder or any of them to cooperate in a transfer of title to such omitted collateral.

                           O. As partial  consideration  for the transfer of the
Collateral in full satisfaction of the Phoenix Obligations, Borrower and R. Felder, and each of them, upon the Closing Date, shall execute and deliver that certain Covenant Not to Compete, in the form of Exhibit "G" attached hereto and incorporated herein ("Covenant").

                           P. Borrower,  hereby agrees to terminate that certain
management agreement entered into between Borrower and Felkon dated November 6, 1989 ("Management Agreement") and any amendments, modifications, renewals or replacements thereof, and any other management agreements, as of the Closing Date. Neither Borrower nor Phoenix Grassroots nor Phoenix shall have any liability or responsibility of any kind or nature for the performance, payment, discharge of the Management Agreement or any other management agreements after the Closing Date.

                           Q. After the Closing Date,  Phoenix  Grassroots shall
operate the Systems in any manner it chooses in its sole and absolute discretion, opinion and judgment and neither Borrower nor R. Felder shall have any right to participate in the operation and/or management of the Systems. Borrower and R. Felder, and each of them, acknowledge that Phoenix Grassroots may sell any or all of the Collateral in any manner that it wishes without any notice to, or consent from, Borrower and R. Felder, or any of them.


                           R. On the Closing Date, Borrower,  and R. Felder, and
each of them, shall deliver to Phoenix Grassroots all of the Collateral, all books, records and other data in Borrower's or R. Felder's possession relating to the Collateral, including, but not limited to, all cash, monies in any bank, deposit, payroll and checking accounts, customer lists, suppliers, employee lists, plans, strand maps, house counts, maintenance records, market studies, copies of insurance policies, copies of any and all correspondence, reports, memoranda, modifications and/or amendments by and between Borrower, R. Felder, and any telephone and/or utility company franchising authority, the Federal Communications Commission ("FCC") or any other governmental instrumentality and other documents reasonably requested by Phoenix and Phoenix Grassroots. Notwithstanding the foregoing, Borrower may retain all books and records which it or its financial advisor or accountant deems necessary for completing federal tax returns and other corporate filings but shall, after the Closing Date, make said books and records available to Phoenix and/or Phoenix Grassroots for inspection and copying at their sole expense upon reasonable prior notice by Phoenix and/or Phoenix Grassroots.


                           S. On the Closing Date, Phoenix Leasing Incorporated,
Borrower and R. Felder shall enter into a stipulation in the form attached hereto as Exhibit "P" (the "Stipulation") which shall provide that the Federal Court Action shall be dismissed with prejudice and that all parties thereto shall bear their own attorneys' fees and costs in connection with the prosecution and defense of the Federal Court Action. Within ten days after the Stipulation has been executed, Phoenix shall file a motion in the Federal Court Action, at its own expense, to obtain an order approving of the Stipulation.

                           T. On the Closing Date,  Phoenix Grassroots shall pay
to R. Felder and M. Felder (the "Felders") the sum of $50,000, in immediately available funds, in consideration of the Felders' execution of the Covenant. Thereafter, Phoenix shall pay the Felders the additional sum of $25,000 (I) one year from the Closing Date; or (ii) after Borrower has obtained consents substantially in the form attached as Exhibit "M" to the transfer and assignment of the Franchises to Phoenix Grassroots from all of the towns which issued Franchises that are described in Exhibit "A" attached hereto, whichever first occurs.

                           U. On or  before  ten  days  have  elapsed  from  the
Closing Date, Phoenix Grassroots shall pay: (I) the obligations owed by the Felders to First NH Bank under that certain promissory note in the original principal amount of $102,000, dated July 23, 1990, as amended, in an amount not to exceed the sum of $83,127.73 through and including January 26, 1996 and accruing thereafter at the rate of $21.94 per day until the date of payment (the "First NH Payoff"); (ii) the obligations owed by Borrower, the Felders and Felkon to First Savings of New Hampshire under that certain promissory note in the original principal sum of $20,000, dated March 7, 1995, in an amount not to exceed the sum of $11,445.51 through and including February 7, 1996 and accruing thereafter at the rate of $3.66 per day until the date of payment (the "First Savings Payoff No. 1"); (iii) the obligations owed by Borrower, the Felders and Felkon to First Savings of New Hampshire under that certain promissory note in the original principal sum of $48,230, dated November 19, 1993, in an amount not to exceed the sum of $14,707.53 through and including January 19, 1996 and accruing thereafter at the rate of $3.68 per day until the date of payment (the "First Savings Payoff No. 2"); (iv) the obligations owed by Borrower to AT&T Automobile Services Inc. under that certain lease, dated March 22, 1995
("Lease"), which must be paid by Borrower to exercise its purchase option thereunder (the "AT&T Payoff") in an amount not to exceed $32,282.79; and (v) the obligations owed by Borrower under that certain Equipment Agreement dated November 12, 1992 with SportsChannel New England Limited Partnership in an amount not to exceed the sum of $3,471.25 through and including February 1, 1996 and accruing at the rate of $.65 per day until the date of payment ("the SportsChannel Payoff"). Borrower agrees that, on or before twenty calendar days have elapsed from the date of Phoenix Grassroots' payment of the First NH Payoff, the First Savings Payoff No. 1, the First Savings Payoff No. 2, and the SportsChannel Payoff, it shall deliver to Phoenix Grassroots lien releases, in a form reasonably satisfactory to Phoenix Grassroots, of the security interests held by First NH Bank, First Savings of New Hampshire, and SportsChannel New England Limited Partnership in all property of Borrower which secures repayment of the obligations which were paid by Phoenix Grassroots. Borrower further agrees, that on or before twenty days have elapsed from the date of Phoenix Grassroots' payment of the AT&T Payoff, Borrower shall execute and/or deliver to Phoenix Grassroots any documentation reasonably necessary to transfer ownership of the vehicle which is the subject of the Lease to Phoenix Grassroots.

                           V. On or  before  10 days  after  the  Closing  Date,
Phoenix Grassroots shall (I) cancel the Senior Note, Subordinated Note, the Felkon Note Citizens Guaranty, Phoenix Guaranty and Collateral Assignment, mark them "Canceled-Paid in Full" and shall thereafter return the originals thereof to the Felders; and (ii) release any security interest in any insurance policy which is the subject of the Collateral Assignment.

                  5.       Costs and Expenses.

                  Borrower, R. Felder, Phoenix and Phoenix Grassroots shall each
bear  their  own  attorneys  fees,   costs  and  expenses  arising  out  of  the
negotiation, execution, delivery and performance of this Agreement, the dismissal of the Federal Court Action, and the consummation of the transactions contemplated hereby.

                  6.       Security Deposits and Subscribers.

                           A.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that, to the best of their knowledge, as of December 31,1995, the total deposits for cable equipment and credit balances due and owing to Borrower's subscribers are $135,664.60 ("Security Deposits"). Borrower and R. Felder, and each of them, represent and warrant that, to the best of their knowledge, prior to the Closing Date, they have not made any disbursements of the Security Deposits, except for legitimate refunds made by Borrower to Borrower's subscribers.

                           B. Borrower  shall execute,  acknowledge  and deliver
that certain subscriber report and receivables certificate which shall set forth the total number of subscribers of the Borrower and receivables owed to the Borrower as of the Closing Date ("Subscriber Report and Receivables Certificate"), in the form of Exhibit "H", attached hereto and incorporated herein.

                           C.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that, to the best of their knowledge, Borrower possesses 34 FCC licenses or registrations and no other FCC licenses or registrations.

                  7.       Borrower's  and  R.  Felder's  Representations  and
Warranties.

                  Except as specifically and expressly set forth in Exhibit "Q" attached hereto and incorporated herein, Borrower and R. Felder, and each of them, represent and warrant to Phoenix and Phoenix Grassroots as of the Closing Date, and Phoenix and Phoenix Grassroots are relying thereon, as follows:

                           A.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant, to the best of their knowledge that Phoenix Grassroots has a first-priority, perfected security interest in the Collateral by virtue of the Loan Documents. Borrower and R. Felder and each of them represent and warrant that neither Borrower nor R. Felder assert any ownership and/or security interests in the Felkon Transferred Collateral as defined in the Felkon Settlement Agreement and Release.

                           B.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that, to the best of their knowledge, Phoenix Grassroots' security interest in the Collateral is valid and binding in accordance with the terms of the Loan Documents.

                           C.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that the obligations owed by Borrower, Felkon Inc., and the Felders to First NH Bank, First Savings of New Hampshire, AT&T Automobile Services, Inc. and SportsChannel New England Limited Partnership are the amounts set forth in section 4U. above.

                           D.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that the Collateral has not been pledged, hypothecated, encumbered or conveyed, except as to Phoenix and Phoenix Grassroots pursuant to the Loan Documents and except to the extent that the Collateral secures the SportsChannel New England Limited Partnership, First NH Bank and First Savings of New Hampshire obligations, is owned by Borrower, free and clear of all security interests, claims, liens (voluntary or involuntary), encumbrances, judgment liens, leases and rights of others except as to Phoenix and Phoenix Grassroots, except to the extent that the Collateral secures the First NH Bank, First Savings of New Hampshire and SportsChannel New England Limited Partnership obligations. Borrower and R. Felder, and each of them, further represent and warrant that Borrower has the full right, power and authority to transfer and deliver to Phoenix Grassroots, in accordance with this Agreement, the Collateral free and clear of all liens, charges, claims, equities, restrictions, encumbrances, preemptive and other similar rights and that the transfer of the Collateral does not constitute a breach or a violation of, or default under, any will, deed of trust, agreement or other instrument by which they are bound (except as to the Senior Secured Loan Documents and the Subordinated Secured Loan Documents).

                           E.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant, the best of their knowledge, that the execution and carrying out of the provisions of this Agreement and compliance with its provisions will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Borrower pursuant to its respective articles of incorporation, bylaws, or any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower are a party or by which each is bound or affected;

                           F.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that attached hereto collectively as Exhibit "R" and incorporated herein by this reference as though set forth in full are statements of income and retained earnings of the Borrower for the fiscal year ending December 31, 1995 and period ending December 31, 1995 and a balance sheet of the Borrower as of the fiscal year ending December 31, 1995 and period ending December 31, 1995 (collectively referred to as "Borrower Financial Statements") which have been prepared by Borrower and present fairly and accurately the financial condition and results of the operations of the Borrower.

                           G.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that attached hereto collectively as Exhibit "S" and incorporated herein by this reference is a true and complete list, as of the date hereof, showing the names of all persons who are entitled to receive compensation from the Borrower for the fiscal year ending December 31, 1995 and the period ending December 31, 1995; the name of each bank in which the Borrower has an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto and the names of all persons, if any, holding tax or other powers of attorney from the Borrower and a summary of the terms thereof.


                           H.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that except as to the extent reflected or reserved in the Borrower Financial Statements attached hereto as Exhibit "R", the Borrower, as of the date of the Borrower Financial Statements, had no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including without limitation, tax liabilities due or to become due, and incurred in respect of or measured by the Borrower's income for any period up to such date, arising out of transactions entered into, or any state of facts existing prior thereto and/or personal property taxes and assessments owed to any state and county taxing authority.

                           I.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that since December 31, 1995, Borrower has not:

                                 (i) Incurred any obligation or liability, absolute or contingent, except current liabilities incurred in the ordinary course of business or fees and expenses incurred by Borrower and/or R. Felder for professional, legal, accounting, tax or financial advise in connection with the negotiation, drafting, closing and execution of this Agreement;

                                 (ii) Discharged or satisfied any lien or encumbrance, or paid any obligation or liability, absolute or contingent, other than current liabilities shown on the Borrower Financial Statements, and current liabilities incurred since such date in the ordinary course of business or fees and expenses incurred by Borrower and/or R. Felder for professional, legal, accounting, tax or financial advice in connection with the negotiation, drafting, closing and execution of this Agreement;

                                 (iii) Declared or paid any dividends,  made any
                  payment or distribution of any kind to shareholders, or purchased or redeemed or otherwise acquired any shares of capital stock;

                                 (iv) Mortgaged,  pledged, or subjected to lien,
                  charge or other encumbrance, any of its assets, tangible or intangible;

                                 (v) Sold or transferred any of its tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                                 (vi) Engaged in any transactions  affecting its
                  business or properties not in the ordinary course of business, or suffered any extraordinary losses or waived any rights of substantial value;

                                 (vii) Made or authorized any change in its outstanding stock, or in its articles of incorporation or bylaws;

                                 (viii) Granted or agreed to grant any increase in compensation to, or paid or agreed to pay any bonus to, or made any similar arrangement with any of its directors, officers, employees, or agents;

                                 (ix) Suffered any damage,  destruction, or loss
                  (whether or not covered by insurance) materially and adversely affecting its properties or business; or

                                 (x) Experienced any labor trouble, or any event
                  or condition of any character, materially and adversely affecting its business or properties.

                           J.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that since December 31, 1995, there have been no material changes in the assets, liabilities, business, or condition of the Borrower other than changes in the ordinary course of business, which changes have not adversely affected its business, properties, prospects, or condition, or which it has not fully disclosed in writing to Phoenix and Phoenix Grassroots. Material change shall be defined as a change which reduces the assets and/or increases the liabilities of the Borrower by $5,000 or more.

                           K.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that except in each case as listed in Exhibit "T", attached hereto and incorporated herein by this reference, the Borrower is not a party to any written or oral:

                                 (I) Contract for the  employment of any officer
                  or individual employee;

                                 (ii) Contract with any labor union;

                                 (iii) Contract for the purchase of materials, supplies, services, machinery, or equipment involving payment by the Borrower of more than $1,000.00 in each case, or more than $5,000.00 in the aggregate;

                                 (iv) Contract  continuing over a period of more
                  than one year from the date hereof;

                                 (v) Contract not terminable on thirty (30) days' notice or less without liability on the part of the Borrower;

                                 (vi) Distributor,  sales agency, or advertising
                  contract, or contract for the sale of its products or services;

                                 (vii) Lease;

                                 (viii) Contract with any subcontractor;

                                 (ix) Bonus, pension, profit-sharing, retirement, stock purchase, stock option, hospitalization, insurance, or similar plan or practice, formal or informal, in effect with respect to its employees or others; or

                                 (x) Contract not made in the ordinary course of
                  business.

                           L. Borrower and R. Felder  represent and warrant that
except as set forth in the Recitals and Exhibits hereto, and except as set forth in any contractual obligations under any franchise agreements to complete the built-out of any plans, including but not limited to those shown on the Borrower's plans, strand maps or in any correspondence, reports, memoranda, modifications and/or amendments by and between Borrower, R. Felder and any telephone and/or utility company, franchising authority, the Federal Communications Commission or any governmental instrumentality which have been delivered to or will be transferred to Phoenix and Phoenix Grassroots at the Closing Date, Borrower has performed all material obligations required to be performed by it to date, and are not in default under any contract, agreement, lease, commitment, indenture, mortgage, deed of trust, or other document to which it is a party.

                           M. Borrower  represents and warrants it has filed all
federal and state tax returns which are required to be filed, and have paid all taxes which have become due pursuant to such returns or pursuant to any assessment received by Borrower. Borrower acknowledges that Phoenix and/or Phoenix Grassroots do not have any knowledge of any tax deficiency proposed or threatened against the Borrower.

                           N. Borrower  represents and warrants that it is not a
party to any contract or agreement, or subject to any charter or other corporate restriction, which materially and adversely affects its business, property, assets, operations, or conditions, financial or otherwise, and Borrower is not a party to any contract or agreement for the sale, transfer, assignment, or other disposition of the Collateral, any of the assets of Borrower and/or any of the Systems.

                           O. Borrower  represents and warrants,  to the best of
its knowledge, it has complied with, and is complying with, all non-environmental applicable laws, orders, rules, and regulations promulgated by any federal, state, municipal, or other governmental authority relating to the operation and conduct of the property and business of Borrower, and there are no material violations of any such law, order, rule, or regulation existing or threatened. Borrower represents and warrants that, to the best of its knowledge, it has not received any notices of violation of any applicable zoning regulation or order, or other law, order, regulation, or requirement relating to the operation of their business or to their properties. Borrower and R. Felder, and each of them, further represent and warrant that Borrower and R. Felder have never received a summons, citation, notice, directive, letter or other communication, written or oral, from the Environmental Protection Agency or other federal, state, or local governmental agency or instrumentality concerning any action or omission by Borrower or

R. Felder, or any of them, resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping or otherwise disposing of hazardous substances in connection with the Collateral, the Systems, or the property underlying the Systems or the environment resulting in damages thereto or to fish, shellfish, wildlife, biota or other natural resources. Borrower and
R. Felder, and each of them, represent and warrant that, to the best of their knowledge, there have been no wrongful discharges of any hazardous or toxic substances including, but not limited to, fuel or motor oil, gasoline, diesel fuel or grease, arising from the operation, maintenance or repair of any vehicle, movable equipment used by Borrower in its business, or any equipment used by Borrower in its business to receive and transmit electrical signals, including but not limited to its head- end units at any existing or prior locations and/or its cable plant on the streets and the communities served by Borrower.

                           P. Borrower  represents and warrants that it has good
and sufficient title in and to all of the assets listed on the Borrower Financial Statements or acquired by it after such date, other than inventories sold or otherwise disposed of in the ordinary course of business subsequent to such date; and such assets are in each case free and clear of all mortgages, liens, charges, encumbrances, equities, pledges, conditional sales agreements, or claims of any nature whatsoever, except as stated in the Borrower Financial Statements and except for liens held by First NH Bank, First Savings of New Hampshire, AT&T Automobile Services, Inc., and SportsChannel New England Limited Partnership.

                           Q.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that, to the best of their knowledge, assets of Borrower are in reasonable operating condition and repair, and conform with all applicable non-environmental ordinances, regulations, zoning, and other laws.

                           R.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that all accounts receivable reflected in the Borrower Financial Statements are current and collectible, except for accounts receivables in an amount which does not exceed 2% of the outstanding accounts receivables set forth in the Borrower Financial Statements after reasonably exhausting its customary collection efforts through its collection agency.

                           S.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that no representation or warranty contained herein, and no statement made in any certificate or schedule furnished in connection with or attached to this Agreement, contains any untrue statement of a material fact.

                           T. Borrower  represents and warrants that it is a New
Hampshire corporation, in good standing and duly organized and existing under the laws of the State of New Hampshire. Borrower, R. Felder and each of them, represent and warrant that each person executing this Agreement and the documents and instruments executed in connection with this Agreement in a representative capacity has been duly authorized to execute said documents and instruments by all appropriate action and is empowered to do so.

                           U.  Borrower and R. Felder,  and each of them,  agree
that they will not (I) take any action which would interfere with the performance of this Agreement or the documents and instruments executed in connection with this Agreement by any of the parties hereto, (ii) take any action which would interfere with the efforts of Phoenix Grassroots to operate, use or manage the Systems in any way Phoenix Grassroots sees fit, or (iii) take any action to exercise rights, titles and interests of Phoenix Grassroots, which would adversely affect any of the rights provided for herein.

                           V.  Borrower   and/or  Felder,   and  each  of  them,
acknowledge and agree that neither nor both shall assert any claim or institute any proceeding challenging the validity and enforceability of this Agreement and the documents and instruments executed in connection herewith.

                           W.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that all actions, suits or proceedings pending, or to the knowledge of Borrower or R. Felder, or any of them, threatened or affecting Borrower or R. Felder, or any of them, are described in the litigation list ("Litigation List") attached hereto as Exhibit "W" and incorporated herein. Borrower and R. Felder, and each of them, represent and warrant there are no actions, suits or proceedings pending, except for the Federal Court Action, or to the knowledge of Borrower or R. Felder, or any of them, threatened against them or affecting Borrower or R. Felder, or actions, suits or proceedings involving the validity or enforceability of this Agreement, the documents and instruments executed in connection with this Agreement or any of the Loan Documents, the Citizens Guaranty, the Phoenix Guaranty or the priority of the liens thereof, at law or in equity, or before or by any governmental agency.

                           X. Borrower and R. Felder  represent and warrant that
none of them are aware of any matter, defect or problem existing with respect to the condition of the Systems, and/or the Collateral which has not been disclosed in writing to Phoenix and Phoenix Grassroots prior to the Closing Date.

                           Y.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that they have consulted their independent tax advisors and/or accountants to advise them with respect to the tax consequences of the transfer of the Collateral to Phoenix Grassroots in full satisfaction of the Phoenix Obligations and each is aware of such tax consequences. Borrower and R. Felder, and each of them, represent and warrant that neither Phoenix nor Phoenix Grassroots shall have any responsibility or liability to Borrower and R. Felder, or any of them, for the tax consequences to Borrower or R. Felder, or any of them, which may result from the effects of consummation of this Agreement or the timing thereof, and neither Phoenix, Phoenix Grassroots nor any officer, employee, attorney or agent of Phoenix or Phoenix Grassroots has made any representation or warranty of any kind whatsoever or provided any advice to Borrower and R. Felder, or any of them, with respect to the tax consequences, if any, to Borrower and R. Felder, or any of them.

                           Z.  Borrower  and  R.  Felder,   and  each  of  them,
represent and warrant that they have not made an assignment for the benefit of creditors, or suffered or applied for, or consented to the appointment of, any receiver, custodian or trustee for any of their property, except as may be set forth in the Senior Secured Loan Documents and/or Subordinated Secured Loan Documents.

                           AA.  Borrower  and  R.  Felder,  and  each  of  them,
represent and warrant all of Borrower's Leases are described in Exhibit "B" attached hereto, and to the best of their knowledge, that Borrower has a leasehold interest, as lessee, in all of the Leases subject to the terms and conditions reflected in each of the Leases and that there are no rights or powers in any entity or person, other than the lessor, which would terminate Borrower's leasehold interests and each said Leases are in full force and effect.

                           BB.  Borrower  and  R.  Felder,  and  each  of  them,
represent and warrant that none of them have filed any voluntary petition nor have sought any other relief under the Bankruptcy Code, nor under any other state or federal law granting relief to debtors and that no involuntary petition has been filed against Borrower and R. Felder, or any of them, by any person or entity under any provision of the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy or reorganization or other relief for debtors.

                           CC. Borrower and R. Felder represent and warrant that
neither Borrower nor R. Felder nor M. Felder is a "foreign person" and Borrower and R. Felder and M. Felder are each a "United States Person" as such term is defined in Section 7701(a)(30) of the Internal Revenue Code, as amended (Title 26 of the United States Code).

                           DD. Borrower and R. Felder represent and warrant that
attached hereto as Exhibit "V" and incorporated herein by this reference is a true and complete list of all of the personal property assets of the Borrower which comprise the Collateral. Borrower and R. Felder represent and warrant that Borrower owns no real property.

EE. Borrower and R. Felder represent and warrant that there are, and as of the Closing Date, there will be, no pending actions, suits, arbitrations, claims or proceedings, at law or in equity, affecting all or any portion of the Systems and the Collateral. Borrower and R. Felder, or any of them, do not know of the existence of any threatened actions, claims or proceeding or the //
//
//
//
//
//
//
//
//
//
//
//
//
existence of any facts which might give rise to such actions, claims or proceedings.

                           FF.      Borrower and/or R. Felder, and each of them,
represent and warrant that they have no knowledge of and have not received notice to the contrary, of any plan, study or effort which in any way would materially affect the use of the Systems, or any portion thereof, for its present uses or any intended public improvements which will result in any charge being levied against or any lien assessed upon the Systems.

                           GG.  Borrower  and  R.  Felder,  and  each  of  them,
represent and warrant that no notices of violations of governmental regulations relating to the Systems and the Collateral have been issued to or entered against the Borrower or received by Borrower, or R. Felder, or any of them.

                           HH.  Borrower  and  R.  Felder,  and  each  of  them,
represent and warrant that, to the best of their knowledge, all licenses, approvals, permits and certificates from the authorities or private parties necessary for the operation of the Systems are possessed by Borrower.

                           II.  Borrower  and  R.  Felder,  and  each  of  them,
represent and warrant that, to the best of their knowledge, they have no knowledge and have not received any notice that any taxes or that any special assessments or charges have been levied against the Systems and/or real property subject to lease, or will result from work, activities or improvements done to the real property subject to Leases, by Borrower and/or R. Felder, or any of them except for any taxes, special assessments or charges that may be levied against the Borrower or any of its assets arising under any Franchise agreement or any Lease (pole or head- end) with respect to public or private work, improvement, maintenance, repairs or construction performed before the Closing Date and which has not been invoiced to the Borrower by the Close Date.

                           JJ.  Borrower  and  R.  Felder,  and  each  of  them,
represent and warrant, that there has been no change in the ownership, operation or control of the Systems and the Collateral from November 2, 1989 until the Closing Date.

                           KK.  Borrower  and the R.  Felder,  and each of them,
represent and warrant that, to the best of Borrower's and R. Felder's knowledge, there are no material physical or mechanical defects or deficiencies in the condition of the Systems, the Collateral or any part thereof.

                           LL.  Borrower  and  R.  Felder,  and  each  of  them,
represent and warrant that, to the best of Borrower's and R. Felder's knowledge, there are no defects which will impair the present use and operation of the Systems, or any portion thereof. To the best of Borrower's and R. Felder's knowledge, the soil condition of the real property subject to Leases, is such that it will support all the improvements located thereon for their foreseeable life without the need for unusual or new subsurface excavations, fill, footings, or other installations.

                           MM.  Borrower  and  R.  Felder,  and  each  of  them,
represent and warrant that they have not received any notices from any insurance company of any defects or inadequacies in the Systems.

                           NN.  Borrower  and  R.  Felder,  and  each  of  them,
represent and warrant that they have not entered into any contracts for the sale of the Systems, and/or the Collateral or any portion thereof or interest therein, nor do there exist any rights of first refusal, options to purchase or offers by Borrower to sell the Systems, and/or the Collateral or any portion thereof.

                  All representations, warranties and covenants of the Borrower and R. Felder, and each of them, shall survive the execution of this Agreement and the consummation of the transfers provided for hereunder for a period of two years after the Closing Date.

                  8. Phoenix's and Phoenix Grassroots' Representations and Warranties.

                  Phoenix Leasing Incorporated and Phoenix Grassroots represent and warrant to Borrower and R. Felder on the Closing Date, and they are relying thereon, as follows:

                           A. Phoenix Leasing Incorporated is a corporation duly
organized, validly existing and in good standing under the laws of the State of California and Phoenix Grassroots is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; and

                           B. Phoenix  Grassroots  alone is the owner and holder
of the Loan Documents, Citizens Guaranty and Phoenix Guaranty free and clear of all liens and Phoenix Grassroots's execution of this Agreement does not require the authorization, consent, approval, order or license of any third party.

                           C. To the best of their  knowledge,  the amounts owed
under the Senior Secured Loan Documents are as set forth in Recital DD above.

                           D.  That the  amounts  owed  under  the  Subordinated
Secured Loan Documents are as set forth in Recital DD above.

                  9. Covenants. In addition to any other covenants given by Borrower and R. Felder, or any of them, Borrower, and R. Felder, and each of them, will:

                           A.  Execute  any  and all  documents  as  Phoenix  or
Phoenix Grassroots may reasonably request in connection with this Agreement;

                           B.  Cooperate  fully  with  and  assist  Phoenix  and
Phoenix Grassroots with respect to the transfer of the Collateral to Phoenix Grassroots for a period of one year after the Closing Date;

                           C. Deliver to Phoenix  Grassroots all books,  records
and data and the operating systems and software necessary to maintain and retrieve the books, records and data relating to the Collateral; and

                           D.  On  or  before  the  Closing  Date,  deliver  the
Collateral to Phoenix Grassroots.

                  10.      No Joint Venture, Management and Control.

                  Notwithstanding any provision of this Agreement, any documents or instruments executed in connection with this Agreement and/or the Loan Documents and/or Phoenix Guaranty and/or Citizens Guaranty:

                           A.  Phoenix or Phoenix  Grassroots  has not and shall
not be construed to have been a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower and R. Felder, or any of them, or any other persons or entities;

                           B. Phoenix or Phoenix  Grassroots shall not be deemed
responsible to perform nor participate in any acts, omissions or decisions of Borrower or R. Felder, or any of them; and

                           C.  Borrower  and  R.  Felder,   and  each  of  them,
acknowledge and agree that Phoenix and Phoenix Grassroots do not manage or control them in any way.

                  11.      Limited Release of Phoenix and Phoenix Grassroots.

                           A.  Excepting only the rights,  duties,  obligations,
indemnities, representations and warranties imposed by this Agreement, Borrower and R. Felder, and each of them, do hereby forever, finally, fully, unconditionally and completely release, relieve, acquit, remise and discharge Phoenix Grassroots and Phoenix and their subsidiaries, parents, holding companies, partners, affiliates, successors, predecessors and assigns, and past and present employees, officers, directors, agents, representatives, attorneys, accountants, and shareholders, and each of them, in their capacities as such ,from those certain claims, debts, liabilities, demands, obligations, promises, acts, agreements, liens, losses, costs and expenses (including, without limitation, attorneys' fees), damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, at law or in equity, based on, arising out of or pertaining to, any such matters, facts, causes, events or things alleged or set forth in Recitals A through GG, inclusive, set forth above; the origination and/or administration and/or servicing and/or enforcement of the Loan Documents, the Phoenix Guaranty and the Citizens Guaranty; all breaches or defaults under the Loan Documents, and/or Felkon Loan Documents, the Phoenix Guaranty and the Citizens Guaranty; management fees and/or monies owed by Borrower to Felkon, Inc. and/or R. Felder prior to the Closing Date; the transfer of the Collateral and/or Felkon Transferred Collateral to Phoenix Grassroots in full satisfaction of the Phoenix Obligations; and any claims arising under any provisions of the Bankruptcy Code, including, but not limited to, claims based upon or arising out of preferential transfers and/or fraudulent conveyances, or any part or portion thereof, all individually and collectively.

                           B. As to the matters released herein, Borrower and R.
Felder,  and each of them,  hereby  expressly  waive  any and all  rights  under section 1542 of the California Civil Code, and any similar statute, code, law or regulation of any state of the United States, or of the United States, to the fullest extent that they may waive such rights and benefits. Section 1542 provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                           C.       Borrower and  R. Felder, and  each  of them,
acknowledge that each is aware that he, she or it may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which each now knows or believes to be true, as to the matters released herein. Nevertheless, it is the intention of Borrower and R. Felder, and each of them, through this release, to fully, finally and forever release all such matters, and all claims related thereto, which do now exist, may exist or heretofore have existed. In furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases of such matters, notwithstanding the discovery or existence of any such additional or different claims or facts related thereto by Borrower and R. Felder, or any of them. In entering into this Agreement, Borrower and R. Felder, and each of them, do not rely upon any statement, representation or promise of any other party or any other person or entity, except as expressly stated in this Agreement.

                           D. In entering  into this  Agreement and the releases
provided for herein, Borrower and R. Felder, and each of them, assume the risk of any mistake, and if Borrower and R. Felder, or any of them, should subsequently discover that any understanding of the facts or of the law was incorrect, Borrower and R. Felder, or any of them, shall not be entitled to set aside this Agreement or the releases provided for herein by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower, and R. Felder, and each of them, and their attorneys, have made such investigation of the facts pertaining to this release as they deem necessary.

                           E.  Borrower  and R. Felder,  and each of them,  each
individually and in their representative capacities, represent and warrant that each is the sole and lawful owner of all right, title and interest in and to every claim and other matter which each releases herein as set forth in section 11A. and that each has not heretofore assigned or transferred, to any individual, partnership, corporation, firm or entity any claims or other matters herein released. Borrower and R. Felder, and each of them, shall, jointly and severally, indemnify Phoenix and Phoenix Grassroots and defend and hold them harmless against all claims based upon or arising in connection with prior assignments or transfers of any claims or matters released herein.

                  12.      Limited Release of Borrower and R. Felder.

                           A.  Excepting only the rights,  duties,  obligations,
indemnities, representations and warranties imposed on Borrower and R. Felder in this Agreement and the documents and instruments executed in connection herewith, Phoenix and Phoenix Grassroots do hereby forever, finally, fully, unconditionally and completely release, relieve, acquit, remise and discharge Borrower and R. Felder from those certain claims, debts, liabilities, demands, obligations, promises, acts, agreements, liens, losses, costs and expenses (including, without limitation, attorneys' fees), damages, injuries, suits, actions and causes of action, of whatever kind or nature, whether known or unknown, suspected or unsuspected, contingent or fixed, at law or in equity, based on, arising out of or pertaining to, any such matters, facts, causes, events or things alleged or set forth in Recitals A through GG, inclusive, set forth above.

                           B. As to the  matters  released  herein,  Phoenix and
Phoenix Grassroots, and each of them, hereby expressly waive any and all rights under section 1542 of the California Civil Code, and any similar statute, code, law or regulation of any state of the United States, or of the United States, to the fullest extent that they may waive such rights and benefits. Section 1542 provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

                           C. Phoenix and Phoenix  Grassroots  acknowledge  that
they are aware that they may hereafter discover claims presently unknown or unsuspected, or facts in addition to or different from those which they now know or believe to be true, as to the matters released herein. Nevertheless, it is the intention of Phoenix and Phoenix Grassroots through this release, to fully, finally and forever release all such matters, and all claims related thereto, which do now exist, may exist or heretofore have existed. In furtherance of such intention, the releases herein given shall be and remain in effect as full and complete releases of such matters, notwithstanding the discovery or existence of any such additional or different claims or facts related thereto by Phoenix and Phoenix Grassroots. In entering into this Agreement, Phoenix and Phoenix Grassroots do not rely upon any statement, representation or promise of any other party or any other person or entity, except as expressly stated in this Agreement.

                           D. In entering  into this  Agreement and the releases
provided for herein, Phoenix and Phoenix Grassroots, and each of them, assume the risk of any mistake, and if Phoenix and Phoenix Grassroots, or any of them, should subsequently discover that any understanding of the facts or of the law was incorrect, Phoenix and Phoenix Grassroots, or any of them, shall not be entitled to set aside this Agreement or the releases provided for herein by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Phoenix and Phoenix Grassroots, and each of them, and their attorneys, have made such investigation of the facts pertaining to this release as they deem necessary.

                           E.  Phoenix  and  Phoenix  Grassroots  represent  and
warrant that they are the sole and lawful owners of all right, title and interest in and to every claim and other matter which they release herein as set forth in section 12A. and that they have not heretofore assigned or transferred, or purported to assign or transfer, to any individual, partnership, corporation, firm or entity any claims or other matters herein released. Phoenix and Phoenix Grassroots shall indemnify Borrower and R. Felder and defend and hold them harmless against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

                  13.      Miscellaneous.

                           A.       Warranty of Accuracy of Recitals

                  Borrower and R. Felder, and each of them, hereby represent and warrant that the material contained in Recitals A through GG above, has been reviewed in detail by them and they know of their own knowledge that such statements are accurate, subject to the qualifications set forth in Section 1 above.

                           B.       Not a Novation.

                  This Agreement and the documents and instruments executed in connection with this Agreement are not to be construed as a release or modification of any of the terms, conditions, warranties, waivers or rights set forth in the Loan Documents, Citizens Guaranty and Phoenix Guaranty, except as expressly provided by this Agreement.

                           C.       Failure or Indulgence Not Waiver.

                  No failure or delay on the part of Phoenix or Phoenix Grassroots in the exercise of any right, power, or privilege hereunder, under the documents or instruments referred to herein, including the Loan Documents, Citizens Guaranty and Phoenix Guaranty Documents shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude a further exercise of any right, power or privilege.

                           D.       Notices.

                  Except for any notices required under applicable law or this Agreement to be given in another manner:

                                    (i)  Any notice to Borrower or R. Felder
                  shall be addressed as follows:

                         W. Robert Felder
                         42 Epping Road
                         P.O. Box 1930
                         Exeter, NH  O3833

                         With a copy to:

                         Matthew L. Caras, Esq.
                         Verril & Dana
                         1 Portland Square
                         P.O. Box 586
                         Portland, ME  04112-0586
                         Facsimile No.:  (207) 774-7499; and

                         Stan Bernstein, Esq.
                         Foley, Hoag & Elliott
                         1 Post Office Square
                         Boston, Mass.  02109-2170
                         Facsimile No. (617) 832-7000


                             (ii)  Any   notice  to   Phoenix   and/or   Phoenix
                Grassroots shall be addressed as follows:

                         PHOENIX LEASING INCORPORATED
                         2401 Kerner Boulevard
                         San Rafael, California  94901
                         Attention: Gary Martinez, Sr. Vice President Fax No.: (415) 485-4551

                         With a copy to:

                         FRANDZEL & SHARE
                         A Law Corporation
                         100 Pine Street, 26th Floor
                         San Francisco, California 94111-5212
                         Attention:  Robert B. Kaplan, Esq.
                         Fax No.:  (415) 291-9153

                All notices, requests, demands, directions, and other communications provided for in this Agreement must be in writing and must be mailed, telegraphed, delivered, or sent by telex, facsimile or cable to the appropriate party at that party's respective address set forth above; provided, however, that notice shall be deemed sufficient if actually received by the party regardless of the mode of transmission or delivery.


                         E.       Applicable Law.

                This Agreement and the documents and instruments required to be executed herein, except as otherwise expressly stated, and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California, except to the extent that Phoenix or Phoenix Grassroots has greater rights or remedies under federal law, in which case such choice of California law shall not be deemed to deprive Phoenix or Phoenix Grassroots of such rights and remedies as may be available under federal law.

                         F.       Assignability.

                This Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, except that Borrower's or R. Felder's rights are not assignable without the prior written consent of Phoenix and Phoenix Grassroots, which Phoenix and Phoenix Grassroots may give or withhold in their sole and absolute discretion, opinion and judgment. Borrower's and R. Felder's obligations hereunder shall not be delegated, assumed or transferred.

                         G.       Expenses and Fees.

                In the event that Phoenix or Phoenix Grassroots employs attorneys to remedy, prevent or obtain relief from a breach and/or default of this Agreement or the documents and instruments executed in connection with this Agreement, or arising out of a breach and/or default of this Agreement or the documents and instruments executed in connection with this Agreement or in connection with, or contesting the validity of, this Agreement, any of the terms, covenants, provisions, and/or any conditions hereof or thereof or of any of the matters referred to herein, Phoenix and Phoenix Grassroots shall be entitled to be reimbursed by Borrower and R. Felder, and each of them, for all of their reasonable attorneys' fees, whether or not suit is filed, and including, without limitation, those incurred in each and every action, suit or proceeding, appeals and petitions therefrom, and all fees and costs incurred by Phoenix or Phoenix Grassroots. In the event Phoenix or Phoenix Grassroots employs attorneys in connection with any bankruptcy proceeding, Phoenix and Phoenix Grassroots shall be entitled to be reimbursed by Borrower and R. Felder, and each of them, for all of their reasonable attorneys' fees, whether or not suit is filed, including, without limitation, bankruptcy appeals and petitions therefrom, and all fees and costs incurred by Phoenix or Phoenix Grassroots, as provided for by applicable bankruptcy law. In the event that Phoenix and/or Phoenix Grassroots obtains a judgment in connection with the enforcement or interpretation of this Agreement, Phoenix and Phoenix Grassroots shall be entitled to recover from Borrower and R. Felder, and each of them, all costs and expenses incurred in connection with the enforcement of such judgment, including, without limitation, attorneys' fees, whether incurred prior to or after the entry of the judgment. The provisions of this Section 13G. are severable from the other provisions of this Agreement and the documents and instruments executed in connection with this Agreement, shall survive the entry of any judgment referred to herein and shall not be deemed merged into any judgment.

                         H.       Modifications and Amendments.

                This Agreement may only be modified or amended by written agreement duly executed by the party to be charged.

                         I.       Integration.

                This Agreement, the documents and instruments referred to herein and executed in connection herewith (except for that certain settlement letter dated October 25, 1995 executed by the parties hereto) and the Loan Documents, Citizens Guaranty and Phoenix Guaranty constitute the entire agreement of the parties hereto relative to the subject matter hereof. This Agreement, together with the documents and instruments referred to herein and executed in connection with this Agreement, the Loan Documents, Citizens Guaranty and Phoenix Guaranty is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof. Acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant in determining the meaning of this Agreement, even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party hereto, except as specifically set forth in this Agreement and the documents and instruments referred to herein. All prior discussions and negotiations have been and are merged and integrated into and are superseded by this Agreement and the documents and instruments executed in connection herewith.



                         J.       Severability.

                If any provision of this Agreement is found to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by severance from this Agreement.

                         K.       Acknowledgment.

                         (1)      Borrower and R. Felder, and each of them,
agree that all of the terms, conditions, waivers, warranties and promises set forth in this Agreement are reasonable.

                         (2)      Borrower and R. Felder, and each of them,
further acknowledge and agree as follows:

                                  (A) Borrower and R. Felder,  and each of them,
                         have: (i) received independent legal advice from attorneys of their choice with respect to the advisability of executing this Agreement and the documents and instruments executed in connection with this Agreement; (ii) prior to the execution of this Agreement and the documents and instruments executed in connection with this Agreement, made an investigation of the facts pertaining to this Agreement reviewed this Agreement and the documents and instruments executed in connection with this Agreement with their respective attorneys; and (iii) carefully discussed this Agreement and the documents and instruments executed in connection with this Agreement with their respective attorneys;

                                  (B) Except as expressly stated in this Agreement and the documents and instruments executed in connection with this Agreement, neither Phoenix, Phoenix Grassroots nor any other person or entity has made any statement or representation to Borrower and R. Felder, or any of them, regarding facts which are relied upon by Borrower and R. Felder, and each of them, in entering into this Agreement and the documents and instruments executed in connection with this Agreement;

                                  (C) Borrower and R. Felder,  and each of them,
                         do not rely upon any statement, representation or promise of Phoenix or Phoenix Grassroots or any other person or entity in executing this Agreement and the documents and instruments executed in connection with this Agreement, except as expressly stated in this Agreement and the documents and instruments executed in connection with this Agreement; and

                                  (D)   The   terms   of  this   Agreement   are
                         contractual and not a mere recital.

                         (3)      This Agreement and the documents and
instruments executed in connection with this Agreement have been carefully read by, the contents hereof are known and understood by, and they are signed freely and without duress by Borrower and R. Felder, and each of them.

                         (4)      This Agreement and the releases contained
herein are intended to be final and binding between the parties hereto, and each party expressly relies on the finality of this Agreement and the documents and instruments executed in connection with this Agreement as a substantial, material factor inducing that party's execution of this Agreement and the documents and instruments executed in connection with this Agreement.

                         L.       Rights of Third Parties.

                Except as expressly provided herein, nothing contained in this Agreement or the documents and instruments executed in connection with this Agreement is intended, nor shall it be construed or deemed, to confer any rights, powers or privileges on any person, firm, partnership, corporation or other entity not an express party hereto or a successor-in-interest, or any person or entity being released pursuant to Sections 11 and 12 above.

                         M.       Construction.

                Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement. All representations, warranties conditions and covenants made in this Agreement by Borrower and R. Felder, and each of them, are made in their individual and representative capacities. All schedules and exhibits to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by reference. Any reference to this Agreement or any other document shall include such document both as originally executed and as it may from time to time be supplemented and modified. References herein to paragraphs, articles, sections and exhibits shall be construed as references to this Agreement unless a different document is named. The term "document" is used in its broadest sense and encompasses agreements, certificates, opinions, consents, instruments and other written material of every kind. The terms "including" and "include" shall mean "including (include), without limitation." The obligations of Borrower and R. Felder, and each of them, hereunder are joint and several. Whenever the context so requires, the masculine gender shall include the feminine or neuter, and the singular number shall include the plural, and vice versa.

                         N.       Counterparts.

                This Agreement may be executed in one or more counterparts but all of the counterparts shall constitute one agreement. This Agreement shall not be effective and enforceable unless and until it is executed by Phoenix and Phoenix Grassroots.

                         O.       Neutral Interpretation.

                This Agreement and the documents and instruments executed in connection with this Agreement constitute the product of the negotiation of the parties hereto, and the enforcement hereof shall be interpreted in a neutral manner and not more strongly for or against any party based upon the source of the draftsmanship hereof.

                         P.       No Representations by Phoenix or Phoenix
Grassroots.

                Except as specifically and expressly set forth above, by accepting or approving anything required to be observed, performed or fulfilled, or to be given to Phoenix or Phoenix Grassroots pursuant hereto or pursuant to any of the documents or instruments executed in connection with this Agreement, the Loan Documents, the Phoenix Guaranty and the Citizens Guaranty, Phoenix or Phoenix Grassroots shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Phoenix or Phoenix Grassroots.

                         Q.       Authority to File and Record Notices.

                Borrower, irrevocably appoints, designates and authorizes Phoenix and Phoenix Grassroots (and any of their officers, employees or agents) as its agent (said agency being coupled with an interest) to file for record any notices that Phoenix and Phoenix Grassroots deem necessary or desirable to protect their interests hereunder, under any documents or instruments executed in connection with this Agreement and/or the Loan Documents, or to endorse the name of Borrower, on any checks, notes, acceptances, money orders, drafts, UCC financing statements, deeds of trust, modifications, amendments, or other documents or instruments, and to do all acts necessary to carry out the intent of this Agreement.

                         R.       No Admission of Liability.

                Nothing contained herein shall be construed as an admission by any party hereto of any liability of any kind, all such liability being expressly denied.

                         S.       No Broker.

                There is no brokerage or sales commission or finder's or other such fees to be paid in connection with the closing of the transactions contemplated in this Agreement and/or any sale of the Systems. Borrower and R. Felder, and each of them, agree and warrant to Phoenix and Phoenix Grassroots and Phoenix and Phoenix Grassroots are relying thereon, that no broker, finder or any other person can or will claim a right to a commission, finder's fee or other compensation respecting the transfer of the Collateral to Phoenix Grassroots and/or the transfer of the Collateral and Systems to a third party. Borrower and R. Felder, and each of them, further represent and warrant to Phoenix and Phoenix Grassroots, and Phoenix and Phoenix Grassroots are relying thereon, that neither Borrower nor R. Felder, nor any of them, are entitled to any brokerage or sales commission or finder's or other such fee to be paid in connection with the closing of the transactions contemplated in this Agreement or any other transactions relating to the sale of the Systems. Borrower and R. Felder, and each of them, shall, jointly and severally, indemnify and hold Phoenix and Phoenix Grassroots harmless from and against any loss, cost, expense, claim, cause of action or liability of any kind (including, but not limited to, court costs and attorneys' fees), resulting from any claim for a fee, commission or compensation by any such broker, finder or other person in connection with the transfer of the Collateral or any other transactions contemplated in this Agreement.

                         T.       WAIVER OF RIGHT TO JURY TRIAL.

                BORROWER  AND R.  FELDER,  AND EACH OF THEM,  HEREBY  KNOWINGLY,
VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT (WHETHER ARISING UNDER THE CONSTITUTION OF THE UNITED STATES, THE STATE OF CALIFORNIA OR ANY OTHER STATE, OR ANY FOREIGN JURISDICTION, UNDER ANY STATUTES REGARDING OR RULES OF CIVIL PROCEDURE APPLICABLE IN ANY STATE OR FEDERAL OR FOREIGN LEGAL PROCEEDING, UNDER COMMON LAW, OR OTHERWISE) TO DEMAND OR HAVE A

TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR ANY OF THE DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH OR RELATED TO OR INCIDENTAL TO THE DISCUSSIONS, DEALINGS OR ACTIONS OF BORROWER AND R. FELDER OR ANY OF THEM (WHETHER ORAL OR WRITTEN) WITH RESPECT THERETO, OR TO THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH SUCH PERSON HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY TRIAL COURT WITHOUT A JURY, AND THAT PHOENIX OR PHOENIX GRASSROOTS MAY FILE AN ORIGINAL COUNTERPART OR COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF BORROWER'S AND R. FELDER'S WAIVER OF RIGHT TO TRIAL BY JURY. BORROWER AND R. FELDER, AND EACH OF THEM, ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND EACH OTHER PROVISION OF EACH OTHER RELATED DOCUMENT TO WHICH IT, HE OR SHE IS A PARTY AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR PHOENIX AND PHOENIX GRASSROOTS ACCEPTING THIS AGREEMENT.
                                     Borrower
                Initials:    WRF     BY:WRF
                           ------    ------    ------    ------
                                     Its President
                         U.       Confidentiality.

                Phoenix, Phoenix Grassroots, Borrower and R. Felder, and each of them, promise and agree to keep the terms of this Agreement confidential, and not to reveal the terms, or any of the provisions of this Agreement, and agree to exercise the same degree of care to keep the terms and provisions of this Agreement confidential that they would normally exercise for their own confidential information; provided, however, that nothing contained in this Agreement shall prevent the parties from disclosing information regarding this Agreement to their accountants, partners, auditors, regulators, bankers, shareholders, attorneys, members of their respective boards of directors, senior officers and/or pursuant to duly enacted governmental regulations, statutes or laws governing or affecting the operations of the parties and/or as may be required in the ordinary course and/or conduct of their businesses.

                         V.       Time of the Essence.

                The parties hereto expressly acknowledge and agree that time is of the essence and that all deadlines of time periods provided for under this Agreement are ABSOLUTE and FINAL.

                IN WITNESS WHEREOF, the parties hereto and their respective attorneys have approved and executed this Agreement on the dates set forth opposite their respective signatures.

Dated:      2/14   , 1996                   GRASSROOTS CABLE SYSTEMS, a New
        -----------                         Hampshire corporation



                                            By:     /S/ W. Robert Felder
                                                    ----------------------------
                                            Its:    President



Dated:      2/14   , 1996                   /S/ W. Robert Felder
        -----------                         --------------------
                                            W. ROBERT FELDER, an individual



Dated: February 14 , 1996                   PHOENIX LEASING INCORPORATED,
       ------------                         a California corporation



                                            By:   /S/ Gary Martinez
                                                  ------------------------------
                                            Its:  Sr. V.P.


Dated: February 14 , 1996                   PHOENIX GRASSROOTS CABLE SYSTEMS,
       ------------
                                            L.L.C., a Delaware limited
                                            liability company

                                            By:    PHOENIX LEASING INCORPORATED,
                                                   Its Manager


                                                    By:   /S/ Gary Martinez
                                                          ----------------------
                                                    Its:  Sr. V.P.



                             [SIGNATURES CONTINUED]

Dated: February 14 , 1996                   PHOENIX LEASING CASH DISTRIBUTION
       ------------                         FUND III, a California limited
                                            partnership


                                            By:  PHOENIX LEASING INCORPORATED,
                                                 a California corporation, its
                                                 general partner


                                                 By:   /S/ Gary Martinez
                                                       -------------------------
                                                 Its:   Sr. V.P.


Dated: February 14 , 1996                   PHOENIX LEASING CASH DISTRIBUTION
       ------------                         FUND IV, a California limited
                                            partnership


                                            By:  PHOENIX LEASING INCORPORATED,
                                                 a California corporation, its
                                                 general partner


                                                 By:   /S/ Gary Martinez
                                                       -------------------------
                                                 Its:  Sr. V.P.


Dated: February 14 , 1996                 PHOENIX INCOME FUND L.P., a California
       ------------                       limited partnership


                                          By:  PHOENIX LEASING INCORPORATED,
                                               a California corporation, its
                                               general partner


                                               By:   /S/ Gary Martinez
                                                     ---------------------------
                                               Its:  Sr. V.P.

APPROVED AS TO FORM AND, AS TO
SECTION 13K(2)(A) ONLY, CONTENT:

Dated:   Feb. 14   , 1996
      -------------


By: /S/ Stan Bernstein
   -------------------
   STAN BERNSTEIN
   Attorneys for BORROWER



Dated:   February 14 , 1996
      ---------------

FRANDZEL & SHARE
A Law Corporation


By: /S/ Robert B. Kaplan
    --------------------
   ROBERT B. KAPLAN
   Attorneys for PHOENIX and
   PHOENIX GRASSROOTS